American Funds Global Balanced Fund
October 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$84,907
Class B	$3
Class C	$6,363
Class T*	$-
Class F-1	$3,005
Class F-2	$17,982
Class F-3	$2,383
Total	$114,643
Class 529-A	$3,898
Class 529-B	$1
Class 529-C	$803
Class 529-E	$200
Class 529-T*	$-
Class 529-F-1	$374
Class R-1	$62
Class R-2	$479
Class R-2E	$7
Class R-3	$792
Class R-4	$585
Class R-5	$329
Class R-5E*	$-
Class R-6	$109,950
Total	$117,480
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.5600
Class B	$0.0773
Class C	$0.3191
Class T	$0.3438
Class F-1	$0.5413
Class F-2	$0.6283
Class F-3	$0.4712
Class 529-A	$0.5459
Class 529-B	$0.0750
Class 529-C	$0.3054
Class 529-E	$0.4760
Class 529-T	$0.3331
Class 529-F-1	$0.6128
Class R-1	$0.3117
Class R-2	$0.3282
Class R-2E	$0.4361
Class R-3	$0.4653
Class R-4	$0.5564
Class R-5E	$0.6377
Class R-5	$0.6475
Class R-6	$0.6610
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	155,420
Class B	-
Class C	19,645
Class T*	-
Class F-1	5,145
Class F-2	34,418
Class F-3	8,350
Total	222,978
Class 529-A	7,426
Class 529-B	-
Class 529-C	2,675
Class 529-E	432
Class 529-T*	-
Class 529-F-1	667
Class R-1	160
Class R-2	1,478
Class R-2E	24
Class R-3	1,679
Class R-4	1,108
Class R-5	623
Class R-5E*	-
Class R-6	199,175
Total	215,447
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$32.48
Class B	$-
Class C	$32.39
Class T	$32.48
Class F-1	$32.49
Class F-2	$32.50
Class F-3	$32.48
Class 529-A	$32.47
Class 529-B	$-
Class 529-C	$32.34
Class 529-E	$32.43
Class 529-T	$32.48
Class 529-F-1	$32.48
Class R-1	$32.42
Class R-2	$32.37
Class R-2E	$32.44
Class R-3	$32.43
Class R-4	$32.48
Class R-5E	$32.48
Class R-5	$32.53
Class R-6	$32.51
* Amount less than one thousand